Securities and Exchange Commission

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



February 3, 1999                                          0-21845
Date of report (Date of earliest event reported)          Commission File Number


                     Wilshire Financial Services Group Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                                  93-1223879
(State or other jurisdiction of incorporation)   (I.R.S. Employer Identification
                                                          Number)


                    1776 SW Madison Street, Portland, OR 97205
                  (Address of principal executive offices)(Zip
                                      Code)

                                 (503) 223-5600
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           OTHER EVENT.

        Wilshire Financial Services Group Inc. (the "Company") announced on February 2, 1999 that it has initiated solicitation of its previously announced restructuring plan. The Company sent its shareholders and noteholders a Solicitation and Disclosure Statement to gain approval by its noteholders of a prepackaged plan of reorganization.

        The Company's notes, totaling approximately $184 million, consist of 13% Notes due 2004 and 13% Series B Notes due 2004.

        The restructuring will only affect the public parent company, Wilshire Financial Services Group, and will not affect any of the daily operations of the Company's subsidiaries, including Wilshire Funding Corporation, Wilshire Servicing Corporation and Wilshire's European operations. The plan does not change the payment terms for any creditors of the Wilshire companies other than the noteholders and accordingly, payments to lenders and trade creditors will continue in the ordinary course of business. The plan also resolves all outstanding obligations between the Company and Wilshire Real Estate Investment Trust Inc., a separate public company, and does not otherwise affect Wilshire Real Estate Investment Trust in any manner.

        The Company developed the plan with the support of an informal committee of noteholders representing more than 50% of the outstanding principal amount of the notes, their advisors Houlihan Lokey Howard & Zukin, and their attorneys, Latham & Watkins. Under the plan, the noteholders of record as of January 20, 1999 will vote to exchange the notes into 100% of the common stock of the reorganized company and to reallocate the noteholders' stock so that the current shareholders may receive up to 0.5% of the outstanding shares of the new common stock in lieu of their present stock. The plan also provides for the acquisition of the loan servicing assets of Wilshire Credit Corporation, a private company.

        The noteholders will be asked to return their ballots by March 1, 1999. Details of the solicitation were provided to current holders of the Company's common stock for their information only, as they do not need to vote on the proposal.

        The Company then expects to file the plan with the U.S. Bankruptcy Court for the District of Delaware for approval by the end of the first quarter. The Company expects to complete its restructuring by the end of the first quarter. There can be no assurance, however, that the plan will be completed within that time frame or on the proposed terms.

        The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All of the statements contained in this release which are not identified as historical should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the Company which are identified as forward-looking, the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include, but are not limited to, the real estate market, the availability of pools of loans at acceptable prices, the availability and conditions of financing for loan pool acquisitions and mortgage-backed securities, interest rates and overseas expansion. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

      The following exhibits are filed as part of this report:

         99.1     Solicitation and Disclosure Statement Dated February 1, 1999
         99.2     Form of Plan of Reorganization

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WILSHIRE FINANCIAL SERVICES
                                             GROUP INC.



Date:  February 3, 1999             By:  /s/  Lawrence A. Mendelsohn
                                                 Lawrence A. Mendelsohn
                                                 President

                                            By:  /s/  Chris Tassos
                                                 Chris Tassos
                                                 Executive Vice President and
                                                  Chief Financial Officer